EXHIBIT 10.5

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS, OR AN EXEMPTION FROM REGISTRATION THEREUNDER, IN EACH CASE, TO THE EXTENT APPLICABLE HERETO.

SECURED PROMISSORY NOTE

New York, New York
$6,000,000	October 30, 2020

FOR VALUE RECEIVED, Ionic Ventures, LLC (the “Investor”) hereby promises to pay to CURE Pharmaceutical Holding Corp., a Delaware corporation (the “Company”), on the date set forth below, (i) the principal amount of Six Million Dollars ($6,000,000) and (ii) interest on the unpaid principal balance hereof at the rate set forth herein (collectively, the “Obligations”).  This Promissory Note (this “Note”) has been issued pursuant to the Note Purchase Agreement, dated as of October 30, 2020 (the “Subscription Date”), by and among the Company and the Investor (as amended, modified, supplemented, extended,  renewed, restated or replaced from time to time, the “Note Purchase Agreement”) as payment of the purchase price of that certain Series B Senior Secured Convertible Note of the Company, with an initial aggregate principal amount of $6,900,000 (as such note may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time in accordance with the terms thereof, the “Series B Note”), issued pursuant to that certain Securities Purchase Agreement, dated as of October 30, 2020 by and among the Company and the investors party thereto (as amended, modified, supplemented, extended,  renewed, restated or replaced from time to time, the “Securities Purchase Agreement”).  Capitalized terms not defined herein shall have the meaning as set forth in the Series B Note.  NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED, WHETHER BY THE COMPANY, OPERATION OF LAW, COURT ORDER OR OTHERWISE, WITHOUT THE EXPRESS PRIOR WRITTEN CONSENT OF THE INVESTOR. ANY SUCH PURPORTED ASSIGNMENT OR TRANSFER WITHOUT SUCH CONSENT SHALL BE NULL AND VOID.

1. Payment of Principal.The principal amount of this Note (the “Principal”), together with all unpaid interest accrued thereon and any other Obligations payable hereunder, shall be due and payable in full upon the fortieth (40th) anniversary of the Scheduled Series B Note Maturity Date (as defined below) (the “Maturity Date”); provided, that the Maturity Date shall be automatically extended by one (1) calendar day for each calendar day after October 30, 2021 (the “Scheduled Series B Note Maturity Date”), if any, that all, or any part, of the Series B Note remains outstanding.

2. Payment of Interest.The unpaid Principal balance due hereunder shall bear interest (the “Interest”) at an annual rate equal to 1.12% (the “Interest Rate”). Subject to Sections 3 and 7 below, Interest shall be payable and due upon the Maturity Date. All interest shall be computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) elapsed.

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3. Prepayment Prior to the Maturity Date.

(a) Optional Prepayment. The Investor may, at its option at any time on or after the date hereof, prepay, in whole or in part, without premium or penalty, the Obligations under this Note (each, an “Optional Prepayment”).

(b) Mandatory Prepayment. Upon any Mandatory Prepayment Event (as defined below), the Investor shall promptly prepay such aggregate outstanding Principal of this Note equal to the applicable Mandatory Prepayment Amount (as defined below) with respect to such Mandatory Prepayment Event (each, a “Mandatory Prepayment”, and together with each Optional Prepayment, each a “Prepayment”).

(c) Mechanics of Prepayments. All Prepayments hereunder shall be made in cash, by wire transfer, in U.S. dollars and immediately available funds, in accordance with the wire instructions delivered to the Investor by the Company on or prior to such date of such Prepayment. At the option of the Company, prepayments may be made directly to the Company or to such other Persons as the Company may direct in its wire instructions.

(d) Cancellation of Interest upon Prepayment. Notwithstanding anything herein to the contrary, upon any Prepayment prior to the Maturity Date (including, without limitation, any Mandatory Prepayment), the aggregate cash amount in such Prepayment shall be applied entirely to and against any outstanding Principal under this Note, and any accrued and unpaid Interest with respect to the Principal prepaid shall be automatically cancelled as of the date of such prepayment.

(d) Definitions. For the purpose of this Note, the following definitions shall apply:

(i) “Eligible Resale Date” means the earlier of (x) the first date on which the resale by the Buyers (as defined in the Securities Purchase Agreement) of all the Registrable Securities (as defined in the Registration Rights Agreement) pursuant to one or more registration statements filed with the SEC has been declared effective by the SEC (and each prospectus contained therein is available for use on such date) or (y) the first date on which all of the Registrable Securities are eligible to be resold by the Buyers pursuant to Rule 144 (or, if a Current Public Information Failure (as defined in the Registration Rights Agreement) has occurred and is continuing, such later date after which the Company has cured such Current Public Information Failure).

(ii) “Forced Mandatory Prepayment Eligibility Conditions”means (x) that no Equity Conditions Failure has occurred or is continuing at any time during such applicable Forced Mandatory Prepayment Eligibility Period and (y) solely with respect to any Forced Mandatory Prepayment occurring after the Initial Forced Mandatory Prepayment Eligibility Date, each of the following additional conditions shall be met on each day of such applicable Forced Mandatory Prepayment Eligibility Period: (A) such applicable Forced Mandatory Prepayment Notice Date shall have occurred on or after the later of (I) January 31, 2021 and (II) forty-five calendar days after the Eligible Resale Date, (B) the Company shall have completed its drug dossier and filed an Investigational New Drug Application with the United States Food & Drug Administration (the “FDA”) (on Form FDA 1571 or such other similar form) for Sildenafil Strip (the “IND Application”), which IND Application shall have been fully completed in good faith by the Company, accepted by the FDA and not subsequently withdrawn, denied or otherwise cancelled, and (C) the Company shall have pro forma revenue (as determined in accordance with GAAP (as defined in the Notes), consistently applied) for the trailing twelve months prior to such date of determination (including Sera Labs) of at least $10 million.

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(iii) “Forced Mandatory Prepayment Eligible Amount” means, as of any given Forced Mandatory Prepayment Notice Date (as defined below), (i) if such Forced Mandatory Prepayment Notice Date is with respect to the Initial Forced Mandatory Prepayment Eligibility Date, the lesser of (A) such aggregate amount of Principal outstanding hereunder and (B) $1,000,000 or (ii) with respect to any other Forced Mandatory Prepayment Notice Date, the lesser of (A) such aggregate amount of Principal outstanding hereunder and (B) $1,947,000.

(iv) “Mandatory Prepayment Amount” means, as applicable, any Mandatory Prepayment Conversion Amount (as defined below) or the Forced Mandatory Prepayment Amount (as defined below).

(v) “Mandatory Prepayment Event” means, as applicable, (i) with respect to any Restricted Principal of the Series B Note designated to be converted in a Conversion Notice (such aggregate amount of Principal then outstanding hereunder equal to such Restricted Principal of the Series B Note designated to be converted in such Conversion Notice, each, a “Mandatory Prepayment Conversion Amount”), both (A) the Company’s receipt of such Conversion Notice thereunder executed by the Investor in which all, or any part, of the principal of the Series B Note to be converted includes any Restricted Principal and (B) the Investor’s receipt from the Company of written confirmation that the Company’s transfer agent (the “Transfer Agent”) has been irrevocably instructed by the Company to deliver to the Investor (or its designee) the shares of Common Stock to be issued pursuant to such Conversion Notice in accordance with Section 3(c) of the Series B Note (in each case, as adjusted, if applicable, to reflect the withdrawal of any Conversion Notice, in whole or in part, by the Investor, whether pursuant to Section 3(c)(ii) of the Series B Note or otherwise), or (ii) at any time after the latest of (x) the Eligible Resale Date, (y) such date as the Company shall have submitted an application for the Common Stock to be listed for trading with the Nasdaq Capital Market (that is not thereafter revoked, terminated or denied), the Nasdaq Global Market or the Nasdaq Global Select Market, as applicable, and (z) such date the Company satisfies all of the conditions for listing on such exchange other than the minimum price and market capitalization requirements (such later date, the “Initial Forced Mandatory Prepayment Eligibility Date”, so long as the applicable Forced Mandatory Prepayment Eligibility Conditions are satisfied on each day during such applicable Forced Mandatory Prepayment Eligibility Period, the Company shall have the right, by delivery of written notice to the Investor (each, a “Forced Mandatory Prepayment Notice”, and each such date, a “Forced Mandatory Prepayment Notice Date”) to require this Note to be prepaid (each, a “Forced Mandatory Prepayment”), in whole or in part, as of the fifth (5th) Trading Day after the applicable Forced Mandatory Prepayment Notice Date (or such other date as mutually agreed upon by the Investor and the Company, each a “Forced Mandatory Prepayment Date”, and such period commencing on the applicable Forced Mandatory Prepayment Notice Date through and including such Forced Mandatory Prepayment Date, each a “Forced Mandatory Prepayment Eligibility Period”), but the aggregate amount of such Forced Mandatory Prepayment shall in no event exceed the Forced Mandatory Prepayment Eligible Amount (as defined above) applicable to such Forced Mandatory Prepayment Notice Date (such portion of the applicable Forced Mandatory Prepayment Eligible Amount subject to such Forced Mandatory Prepayment, each a “Forced Mandatory Prepayment Amount”).Notwithstanding the foregoing, (A) the Company shall not be permitted to effect more than one (1) Forced Mandatory Prepayment in any thirty (30) Trading Day period, (B) if at any time on or prior to such applicable Forced Mandatory Prepayment Date any Forced Mandatory Prepayment Eligibility Condition fails to be satisfied in full, the Company shall deliver prompt written notice to the Investor and, unless the Investor waives such failure to satisfy such Forced Mandatory Prepayment Eligibility Condition, such Forced Mandatory Prepayment Notice shall be null and void and no Forced Mandatory Prepayment shall occur hereunder with respect thereto and (C) the Investor (or its designee) shall not commence a Deposit/Withdrawal at Custodian with respect to such shares of Common Stock to be issued upon conversion of Restricted Principal unless and until the Investor shall have either (x) delivered the Mandatory Prepayment Amount to the Company or (y) delivered irrevocable instructions to the Investor’s bank, broker or other financial institution to wire the Mandatory Prepayment Amount to the Company from an account with at least an amount of cash or other Eligible Assets (as defined below) equal to the Mandatory Prepayment Amount). Notwithstanding anything herein to the contrary, no Forced Mandatory Prepayment Notice may be delivered hereunder (and no Forced Mandatory Prepayment shall occur hereunder) at any time on or after October 30, 2021 (or such other date as the Investor and the Company may agree in writing).

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(iii) “Remaining Investor Note Principal Amount” means, as of any time of determination, the aggregate amount of Principal outstanding hereunder as of such time of determination.

(iv) “Underlying Agreements” means, collectively, the Note Purchase Agreement, the Investor Note, the Series B Notes and the Securities Purchase Agreement.

(v) “Unpaid Amounts” means, as of any date of determination, the Obligations owed by one Party to the other under such applicable Underlying Agreements that have not been paid as of the date of determination, whether or not such amounts are then due and payable and without regard to the fair market value of the Series B Note or the Investor Note at such time, as applicable.

4. Defaults.

(a)  the Investor shall be deemed in default hereunder upon the occurrence of any of the following (a “Default”):

(i) Failure to Pay Principal or Interest. The failure of the Investor to pay, when due, all or any part of any Principal or Interest required to be made hereunder; or

(ii) Bankruptcy, etc. The Investor shall have entered against it by a court having jurisdiction thereof a decree or order for relief in respect to the Investor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official shall be appointed for the Investor or for any substantial part of the Investor’s property, or the winding up or liquidation of the Investor’s affairs shall have been ordered; or the Investor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or the Investor shall consent to the entry of an order for such relief in an involuntary case under any such law, or any such involuntary case shall commence, and not be dismissed within sixty (60) days; or the Investor shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official for the Investor or for any substantial part of the Investor’s property, or make any general assignment for the benefit of creditors.

(b) Consequence of Default. Upon the occurrence of a Default, the outstanding Obligations hereunder shall, at the option of the Company, as evidenced by the delivery (or deemed delivery in accordance with this Section 4(c)) of written notice to the Investor, become immediately due and payable (each, an “Investor Note Acceleration”); provided, that any amount outstanding hereunder other than any Forced Mandatory Prepayment Amount (unless the Company elects to effect a Default Netting with respect to all of this Note) shall be subject to automatic Default Netting upon any Investor Note Acceleration.Notwithstanding the foregoing, if there shall occur a Default under Section 4(a)(ii) above, the entire outstanding Obligations hereunder, shall automatically become immediately due and payable without any action on the part of the Company and the Company shall be deemed to have delivered a notice to the Investor electing an Investor Note Acceleration for the entire amount outstanding under this Note. Upon the payment, in full, of the Remaining Investor Note Principal Amount to the Company following an Investor Note Acceleration, all accrued and unpaid Interest (as defined in the Investor Note) then outstanding under the Investor Note shall be automatically cancelled as of the date of such payment in full and, thereafter, the Investor Note shall be deemed to be paid in full and shall be null and void. Upon the occurrence of a Default, the Company shall also have all the rights and remedies of a secured party on default under Article 9 of the Uniform Commercial Code of the State of New York with respect to the Collateral (as hereinafter defined).

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5. Representations and Warranties of the Investor. The Investor represents and warrants to the Company as follows as of the date hereof: (a) the Investor has the power and authority to execute, deliver and perform all obligations in accordance herewith; (b) the execution, delivery and performance by the Investor of this Note are within the Investor's legal powers, and do not contravene any law or any contractual restriction binding on or affecting the Investor; (c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Investor of this Note; (d) this Note constitutes the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except to the extent enforceability is limited by bankruptcy, insolvency, fraudulent conveyance, moratorium and other laws for the protection of creditors generally and by general equitable principles; and (e) there is no pending or, to the Investor's knowledge, threatened action or proceeding affecting the Investor before any governmental agency or arbitrator with respect to the transactions contemplated by this Note or which may materially adversely affect the property, assets or condition (financial or otherwise) of the Investor.

6. Security.

(a) Grant of Security Interest.As security for the due and prompt payment and performance of all payment obligations under this Note and any modifications, replacements and extensions hereof (collectively, “Secured Obligations”), the Investor hereby pledges and grants a security interest to the Company in all of the Investor’s right, title, and interest in and to, initially at least $6,000,000, in the aggregate, (i) in cash, (ii) cash equivalents, (iii) any Group of Ten (“G10”) currency and any notes or other securities issued by any G10 country and (iv) any securities of a special purpose acquisition company (each, a “SPAC”) that are redeemable for cash held in escrow by such SPAC (with a deemed fair market value, for purposes hereof, equal to the amount of cash held in such escrow for redemption of such applicable security of such SPAC) (collectively, the “Eligible Assets”), in each case, held by the Investor in the bank or brokerage accounts described on Schedule I attached hereto (the “Collateral”, and such account or accounts, as applicable, collectively, the “Collateral Account”), subject to reduction upon any reduction, offset or cancellation of this Note. So long as any Restricted Principal (as defined in the Series B Note) remains outstanding under the Series B Note, the Investor shall keep Collateral in the Collateral Account with a fair market value of at least the amount of Restricted Principal then outstanding.

(b) Change in Collateral Account. The Investor may, with at least five (5) Trading Days’ notice to the Company, move the Collateral from an account or accounts of the Investor to a new account or accounts (the “New Collateral Account”) at a financial institution selected by the Investor, (but if such financial institution is not listed as a permitted financial institution on Schedule II attached hereto, subject to the consent of the Company, not to be unreasonably withheld), and upon such move, such New Collateral Account shall be the Collateral Account for all purposes hereunder.

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7. Netting Rights.

(a) Securities Contract. The Company and the Investor hereby acknowledge and agree that the Securities Purchase Agreement and the Note Purchase Agreement each is a “securities contract” as defined in 11 U.S.C. § 741 and that Investor shall have all rights in respect of the Investor Note, the Series B Note, the Master Netting Agreement, the Securities Purchase Agreement and the Note Purchase Agreement as are set forth in 11 U.S.C. § 555 and 11 U.S.C. § 362(b)(6), including, without limitation, all rights of credit, deduction, setoff, offset, recoupment, and netting (collectively, “Netting” or “Net”) as are available under this Note, the Series B Note and the Master Netting Agreement.

(b) Event of Default Netting. Notwithstanding anything herein to the contrary, at any time on or after the occurrence of any Event of Default under the Series B Note (regardless of whether the Investor delivers an Event of Default Redemption Notice (as defined in the Series B Note) to the Company or such Event of Default is subsequent cured), the Investor may, at its sole discretion, by written notice to the Company, Net (each, an “Event of Default Netting”) all, or any part, of the outstanding obligations under the Series B Note (and/or other Unpaid Amounts (as elected by the Investor in such written notice)) by the cancellation of such portion of the outstanding obligations under the Series B Note (and/or other Unpaid Amounts (as elected by the Investor in such written notice)) as set forth in such written notice in exchange for the surrender and concurrent cancellation of an equal amount of Principal then outstanding hereunder (each, an “Event of Default Netting Principal Amount”). Upon any Event of Default Netting, any accrued and unpaid Interest then outstanding hereunder with respect to such Event of Default Netting Principal Amount being satisfied in such Event of Default Netting shall be automatically cancelled as of the date of such Event of Default Netting and, thereafter, such Event of Default Netting Principal Amount of this Note (together with any accrued and unpaid Interest thereon then outstanding hereunder) shall be deemed to be paid in full. Each Event of Default Netting shall be effective upon the date the Investor delivers written notice to the Company of the Investor’s election to effect such Event of Default Netting.

(c) Automatic Netting at Redemption Date. Notwithstanding anything herein to the contrary, with respect to any redemption of all, or any part, of the Series B Note, solely to the extent such portion of the Conversion Amount (as defined in the Series B Note) subject to such redemption includes Restricted Principal (as defined in the Series B Note) (such aggregate amount of Restricted Principal, each, a “Redemption Restricted Amount”), on the applicable Redemption Date (as defined in the Series B Note), such portion of the outstanding obligations under the Series B Note equal to such Redemption Restricted Amount shall automatically Net (each, a “Redemption Netting”) by the cancellation of the Redemption Restricted Amount of the outstanding obligations under the Series B Note in exchange for the surrender and concurrent cancellation of such portion of this Note with an amount of aggregate Principal outstanding hereunder equal to such Redemption Restricted Amount (each a “Redemption Netting Principal Amount”). Upon any Redemption Netting, any accrued and unpaid Interest then outstanding hereunder with respect to such Redemption Netting Principal Amount being cancelled in such Redemption Netting shall be automatically cancelled as of the date of such Redemption Netting and, thereafter, such Redemption Netting Principal Amount of this Note (together with any accrued and unpaid Interest thereon then outstanding hereunder) shall be deemed to be paid in full. For the avoidance of doubt, if prior to the date of the applicable Redemption Netting all, or any portion, of a Redemption Restricted Amount becomes Unrestricted Principal, or a waiver of an Equity Conditions Failure or such other event occurs whereafter such portion of the Redemption Restricted Amount is not required to be redeemed on the Redemption Date in accordance with the terms of the Series B Note (as amended, modified or waived on or prior to such date)(each a “Reversed Redemption Restricted Amount”), solely with respect to such Redemption Date, no Redemption Netting shall occur with respect to such Reversed Redemption Restricted Amount.

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(d) Automatic Netting at Maturity. Notwithstanding anything herein to the contrary, at the Maturity Date (as defined in the Series B Note), if any amounts remain outstanding under the Series B Note and this Note, such portion of the outstanding obligations under the Series B Note equal to the Remaining Investor Note Principal Amount shall automatically Net by the cancellation of such portion of the outstanding obligations under the Series B Note in exchange for the surrender and concurrent cancellation of this Note in its entirety (the “Maturity Netting”). For the avoidance of doubt, upon any Maturity Netting, any accrued and unpaid Interest then outstanding hereunder with respect to such portion of Principal being cancelled in such Maturity Netting shall be automatically cancelled as of the date of such Maturity Netting and, thereafter, this Note shall be deemed to be paid in full and shall be null and void. The Maturity Netting shall automatically occur on the Maturity Date (as defined in the Series B Note).

(e) Automatic Netting Upon any Bankruptcy Event of Default. Notwithstanding anything herein to the contrary, upon any Bankruptcy Event of Default under the Series B Note, the Remaining Principal Amount as of such time of determination, such portion of the outstanding obligations under the Series B Note equal to the Remaining Investor Note Principal Amount shall automatically Net by the cancellation of such portion of the outstanding obligations under the Series B Note in exchange for the surrender and concurrent cancellation of this Note in its entirety (each, a “Bankruptcy Event of Default Netting”).For the avoidance of doubt, upon any Bankruptcy Event of Default Netting, all accrued and unpaid Interest then outstanding hereunder shall be automatically cancelled as of the date of such Bankruptcy Event of Default Netting and, thereafter, this Note shall be deemed to be paid in full and shall be null and void. Each Bankruptcy Event of Default Netting shall be effective upon the date of the earliest occurrence of a Bankruptcy Event (as defined in the Series B Note) under the Series B Note.

(f) Automatic Netting Upon Prohibited Transfers. Notwithstanding anything herein to the contrary, if for any reason, the Series B Note or any interest herein is pledged, assigned or transferred to any Person other than the Company without the prior written consent of the Investor, whether by contract, operation of law, court order or otherwise (each, a “Prohibited Transfer”) occurs, such portion of the outstanding obligations under the Series B Note equal to 75% of the remaining Restricted Principal (as defined in the Series B Note) then outstanding under the Series B Note (with the remaining 25% of the Restricted Principal of the Series B Note automatically becoming Unrestricted Principal (as defined in the Series B Note) thereunder) in exchange for the surrender and concurrent cancellation of the entire Investor Note (the “Prohibited Event Netting”). For the avoidance of doubt, upon any Prohibited Transfer, all accrued and unpaid Interest then outstanding hereunder shall be automatically cancelled as of the date of such Prohibited Transfer, and, thereafter, this Note shall be deemed to be paid in full and shall be null and void.

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(g) Automatic Netting Upon Severability Event. Notwithstanding anything herein to the contrary, upon the occurrence of any Severability Event (as defined in this Note), the remaining Restricted Principal (as defined in the Series B Note) then outstanding under the Series B Note shall automatically Net by the cancellation of the remaining Restricted Principal under the Series B Note in exchange for the surrender and concurrent cancellation of the entire Investor Note (“Severability Netting”).

(h) Automatic Default Netting. Notwithstanding anything herein to the contrary, upon the occurrence of any Investor Note Acceleration (as defined in this Note), such portion of the outstanding obligations under the Series B Note equal to the Remaining Investor Note Principal Amount (excluding the any Forced Mandatory Prepayment Amount (unless the Company elects in writing to effect a Default Netting with respect thereto)) shall automatically Net by the cancellation of such portion of the Restricted Principal under the Series B Note in exchange for the surrender and concurrent cancellation of the entire Investor Note (each, a “Default Netting”, and together with the Bankruptcy Event of Default Netting, Redemption Netting, Maturity Netting, Prohibited Event Netting, Severability Netting and Event of Default Netting, collectively, the “Netting Events”). Each Default Netting shall occur on the date of such Investor Note Acceleration. For the avoidance of doubt, upon any Default Netting, all accrued and unpaid Interest then outstanding hereunder shall be automatically cancelled as of the date of such Default Netting.

(i) Netting Events; Single Integrated Transaction. The Company hereby acknowledges and agrees that (i) the Netting Events shall be consummated at such times as required hereunder through any means permissible under applicable law, including without limitation, set-off and Netting and (ii) the Obligations of the Investor hereunder and the obligations of the Company under the Series B Note issued pursuant to the Securities Purchase Agreement arise in a single integrated transaction and constitute related and interdependent obligations within such transaction.

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8. Miscellaneous.

(a) Full Recourse. The parties hereby acknowledge and agree that this Note is a full recourse obligation of the Investor.

(b) No Oral Waivers or Modifications. No provision of this Note may be waived or modified orally, but only in a writing signed by the Company and the Investor.

(c) Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in the City of New York, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(d) No Severability. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction or other similar authority (a “Severability Event”), Severability Event Netting shall occur in accordance with Section 7(g)above.

(e) Currency. Principal and interest due hereunder shall be payable in lawful money of the United States of America and shall be payable to the Company at the address of the Company, or at such other address as may be specified in a written notice to the Investor given by the Company.The Company has provided the Investor with wire transfer instructions pursuant to which payments may be made under this Note and such wire transfer instruction shall be valid for the entire period of this Note.

(f) Weekend; Holidays. If any payment on this Note shall become due on a Saturday, Sunday or a bank or legal holiday in the State of New York, such payment shall be made on the next succeeding business day in the State of New York.

(g) Usury. If interest payable under this Note is in excess of the maximum permitted by law, the interest chargeable hereunder shall be reduced to the maximum amount permitted by law and any excess over the maximum amount permitted by law shall be credited to the Principal balance of this Note and applied to the same and not to the payment of Interest.

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(h) Remedies.

(i) No failure on the part of the Company to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Company of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Company at law or equity or under this Note shall not be deemed to be an election of Company’s rights or remedies under this Note or at law or equity.

(ii) No failure on the part of the Investor to exercise, and no delay in exercising, any right, power or remedy hereunder (including, without limitation, any Netting permitted hereunder) shall operate as a waiver thereof; nor shall any single or partial exercise by the Investor of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law. In addition, the exercise of any right or remedy of the Investor at law or equity or under this Note shall not be deemed to be an election of Investor’s rights or remedies under this Note or at law or equity.

(i) Waiver of Presentment. The Investor hereby waives presentment, diligence, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Note has been executed as of the date first written above.

IONIC VENTURES, LLC

By:	/s/ Brendan O’Neil
Name:	Brendan O’Neil
Title:	Authorized Signatory

Agreed and accepted as of this ___ day of _____________, 2020 by:

CURE PHARMACEUTICAL HOLDING CORP.

By:	/s/ Rob Davidson
Name:	Rob Davidson
Title:	Chief Executive Officer

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Schedule I

Collateral Account

Bank:
Bank Address:

Account Number:
Account Name:

Schedule II

Permitted Financial Institutions